Exhibit 99.1

Biovest to Seek Marketing Approval in the EU for

BiovaxID® Personalized Lymphoma Cancer Vaccine

TAMPA, FL and MINNEAPOLIS, MN – May 14, 2012 – Biovest International, Inc. (OTCQB: “BVTI”), a majority-owned subsidiary of Accentia Biopharmaceuticals, Inc. (OTCQB: “ABPI”), today announced that Biovest plans to file for marketing approval in the European Union (EU) for BiovaxID®, its personalized cancer vaccine for the treatment of follicular non-Hodgkin’s lymphoma, an incurable cancer of the immune system. Biovest plans to file a Marketing Authorization Application (MAA), with the European Medicines Agency (EMA), the Agency responsible for the scientific evaluation of applications for the EU under the centralized procedure. EMA approval would establish BiovaxID as the first cancer vaccine available in Europe for lymphoma patients.

Biovest based its decision to pursue EU marketing approval on pre-filing clinical advisory meetings with EU-member national regulatory agencies. Under the EMA centralized procedure, Biovest will simultaneously seek approval for BiovaxID for all EU-member countries.

Samuel S. Duffey, Esq., Biovest’s President & CEO, stated, “Biovest’s EU regulatory strategy focused on conducting pre-filing clinical meetings with national regulatory agencies to obtain scientific advice regarding our BiovaxID clinical data and to facilitate a more predictable marketing approval process in the European Union. Today’s announcement confirms that pre-filing meetings have been conducted in Europe, and the Company intends to file a marketing application with the EMA. This is a major regulatory milestone, and it builds on Biovest’s recently announced plans to seek marketing approval in Canada following a pre-filing meeting with Health Canada. We next look forward to meetings with the FDA to define the path to U.S. registration as well.”

The next step in Biovest’s regulatory strategy is to meet with the U.S. FDA. Biovest will conduct meetings with the FDA to review the comprehensive clinical data obtained during the 18-years of clinical development, demonstrating near universal immune responses leading to clinical benefit provided by three separate clinical trials. Further, the meetings will elicit comments from the FDA that will help Biovest determine the most expeditious approach to U.S. registration.

Carlos F. Santos, Ph.D., Senior Vice President, Product Development, Scientific & Regulatory Affairs, discussed Biovest’s opportunity to make its personalized cancer vaccine available to patients in the EU, “With our decision to seek marketing approval in both Canada and in the EU, Biovest is pursuing significant market opportunities as we aim to commercialize the world’s first cancer vaccine for follicular lymphoma. The EU market has an estimated 23,000 patients diagnosed with follicular lymphoma each year which is roughly equal in size to the U.S. market. We believe that with approval, patients and physicians will embrace BiovaxID as being a safe and effective vaccine therapy that activates the immune system to fight cancer in a manner that complements current treatment regimens.”

Biovest’s EU regulatory advisor, Adriaan Fruijtier, stated, “We are pleased with the guidance provided in our pre-filing regulatory advisory meetings with the EU-member national medicines regulatory agencies we met with. I believe this feedback will facilitate the approval process. Additionally, there are certain benefits, including procedural, administrative and cost-savings advantages, made available to Biovest based on the EMA designating BiovaxID as an Orphan Medicinal Product and the EMA granting Biovest with SME status (Small and Medium Sized Enterprise).” Mr. Fruijtier serves on the Biovest Scientific Advisory Board and as the Managing Director of CATS Consultants GmbH in Germany. He has extensive EU regulatory experience, having held positions with the EMA, Bayer, Glaxo, Micromet and Novartis.

The European pre-filing meetings focused on a comprehensive presentation of the clinical evidence provided by Biovest’s nearly decade-long collaboration with the U.S. National Cancer Institute (NCI). The data review included long-term outcomes from two Phase II clinical studies and a controlled, randomized, double-blinded, multi-center Phase III clinical trial. In addition to Company representatives, the EU national authorities received presentations from independent lymphoma opinion leaders including: Sattva S. Neelapu, M.D., Associate Professor, Department of Lymphoma/Myeloma, Division of Cancer Medicine at The University of Texas MD Anderson Cancer Center; Eduardo M. Sotomayor, M.D., Senior Member and Professor and Susan & John Sykes Endowed Chair for Hematological Malignancies, H. Lee Moffitt Cancer Center & Research Institute; and Neil L. Berinstein, M.D., Professor of Medicine, University of Toronto and Director of Translational Research, Ontario Institute for Cancer Research.

Under the EMA centralized procedure, Biovest’s application will be assessed by the EMA’s Committee for Medicinal Products for Human Use (CHMP). An approval under the centralized procedure is valid in all EU-member countries. The Company will soon initiate the pre-submission process which will include a formal letter of intent to submit followed by the formal marketing authorization application. Biovest could receive a decision regarding EU marketing approval for BiovaxID within 12 months after the MAA submission, assuming its pre-submission, formal marketing application and the rigorous review process advance forward in a timely and positive manner.

About BiovaxID®

Biovest’s lead drug product is BiovaxID®, an autologous active immunotherapy (personalized cancer vaccine) for the treatment of certain B-cell subtypes of non-Hodgkin’s lymphoma, an incurable form of blood cancer. Over the past decade, two Phase II clinical trials and a Phase III clinical trial have demonstrated strong and cumulative evidence with regards to BiovaxID’s safety and efficacy. With regards to safety, all clinical trials to date demonstrate that BiovaxID vaccination is highly safe and poses a nearly vanishingly small toxicity risk relative to approved anti-lymphoma agents. Moreover, BiovaxID provides substantial and durable clinical efficacy with the Phase III clinical trial demonstrating that BiovaxID significantly improves disease-free survival over 15 months (Check/verify extension) in follicular lymphoma and the Phase II mantle cell lymphoma clinical trial demonstrating that BiovaxID induces strong idiotype-specific T-cell responses which correlate with highly-statistically significant overall survival.

About Biovest International, Inc.

Biovest International, Inc. is an emerging leader in the field of active personalized immunotherapies. In collaboration with the National Cancer Institute, Biovest has developed a patient-specific, cancer vaccine, BiovaxID®, with three clinical trials completed, including a Phase III study, demonstrating evidence of safety and efficacy for the treatment of indolent follicular non-Hodgkin’s lymphoma.

Headquartered in Tampa, Florida with its bio-manufacturing facility based in Minneapolis, Minnesota, Biovest is publicly-traded on the OTCQB™ Market with the stock-ticker symbol “BVTI”, and is a majority-owned subsidiary of Accentia Biopharmaceuticals, Inc. (OTCQB: “ABPI”).

Biovest International, Inc. Corporate Contact:

Douglas Calder, Vice President, Strategic Planning & Capital Markets

Phone: (813) 864-2558 / Email: dwcalder@biovest.com

For further information, please visit: http://www.biovest.com

Forward-Looking Statements:

Statements in this presentation/interview that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements about Biovest and its product candidate, BiovaxID® and any other statements relating to products, product candidates, product development programs, the FDA, the EMA, Health Canada or clinical study process including the commencement, process, or completion of clinical trials or the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions, and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. In particular (and without limitation), statements regarding the timing of anticipated filing of a Marketing Authorization Application for BiovaxID with the EMA or a New Drug Submission for BiovaxID with Health Canada, pre-filing meetings with the FDA or other jurisdictions and/or commercial plans reflect current expectations but are subject to inherent risks of delay in compilation and finalization of all components of the licensing application. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Biovest to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Biovest undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. The product names used in this statement are for identification purposes only. All trademarks and registered trademarks are the property of their respective owners.